Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION: Gregg Waldon, Stellent, Inc. (952)903-2003 gregg.waldon@stellent.com

Amanda Kohls Haberman & Associates, Inc. (612)338-3900 amanda@habermaninc.com

STELLENT REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2004

Company achieves 23% fourth quarter year-over-year growth and pro forma break-even

EDEN PRAIRIE, MN, April 29, 2004 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today financial results for the fourth quarter and fiscal year ended March 31, 2004.

     Fourth quarter revenues were $20.6 million, a 7% sequential increase over the $19.2 million reported in the prior quarter and an increase of 23% from the $16.8 million reported for the same period last year. Revenues for the fiscal year ended March 31, 2004 were $75.8 million, a 16% increase over revenues of $65.4 million for the comparable period of fiscal 2003. License revenues represented 55%, and service revenues 45%, of the total revenue for the quarter ended March 31, 2004.

     The pro forma net loss was $12,000, or $0.00 per share on a basic and diluted share basis for the quarter ended March 31, 2004. The company had a pro forma net loss of $6.6 million, or $0.30 per share on a basic and diluted share basis for the fiscal year ended March 31, 2004. On a Generally Accepted Accounting Principles (GAAP) basis, the net loss for the quarter ended March 31, 2004 was $0.4 million, or $0.02 per share on a basic and diluted share basis. The GAAP net loss for the fiscal year ended March 31, 2004 was $10.5 million, or $0.48 per share on a basic and diluted share basis.

     Stellent believes the pro forma results better reflect its operating performance as they exclude the effects of non-cash or non-recurring charges related primarily to expenses such as amortization of certain intangible assets and restructuring charges.

     “Our team had an exceptional fourth quarter, achieving our goal to have the company reach a pro forma break-even position during Q4 fiscal 2004,” said Robert Olson, president and chief executive officer (CEO) for Stellent. “During the quarter, the company improved its financial metrics across the board. In addition to achieving break-even on a pro forma basis, we decreased days sales outstanding (DSOs); increased deferred revenues to $10.1 million; and grew license revenue by 11 percent sequentially compared to the third quarter, from $10.2 million to $11.3 million. In addition, we grew our cash and marketable securities position to $73.5 million, despite cash payments of approximately $700,000 on expenses related to the Optika® acquisition.

-more-

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     “We also increased our average license transaction size and added 39 new customer accounts during the quarter. New Stellent® Universal Content Management customers include the Department for International Development, New York State Worker’s Compensation Board, HELIOS Kliniken GmbH, Jackson National Life, Spanish Police, Georgetown University, City of Tucson, Prudential, California Department of Motor Vehicles and the French Senate.

     “Additionally, a number of current customers — such as Sony Pictures, MIT Lincoln Labs, MG Rover, Bell Canada, UnumProvident, Washoe Health, Forschungszentrum Karlsruhe, Walgreens, University of Alberta, First Industrial Realty Trust, Cargill and Pueblo County, Colo. — continued to expand Stellent deployments across their organizations. In the fourth quarter, our Content Components Division signed or renewed contracts with companies including IBM Corp., Northrup Grumman, Siemens Business Services, Meridio and Scan Jour.

     “We continue to generate an increasing amount of business from companies that use our software solutions to support their compliance initiatives. In particular, our DoD 5015.2-certified Stellent® Records Management Solution and Stellent® Sarbanes-Oxley Solution have been in demand, with customers such as New York Times and Health Insurance Plan of New York purchasing our technology during the quarter to help them comply with various regulatory mandates. And the manufacturing, financial services, insurance, government and real estate vertical industries continued to show strength during our fourth quarter.

     “We believe Stellent’s ability to rapidly and successfully deploy customer applications is unique and is our single largest differentiator — and Stellent’s fiscal 2004 product deliverables helped further this position. We released the next-generation of Web content management with Stellent® Site Studio, as well as version 7.0 of our flagship product suite, Stellent Universal Content Management. Version 7 is the first and only content management system that supports all five content management elements — Web content management, document management, records management, collaboration and digital asset management — in a single application with a single user interface and common application programming interface (API). Both releases were met with wide acceptance and accolades from customers, partners and industry analysts.

     “We also entered into a definitive merger agreement to acquire Optika, a leading enterprise content management provider of imaging, business process management and records management software. As previously announced, we expect the transaction to close during our first quarter. We believe this merger will allow the combined company to quickly extend its reach across a larger number of customers, as well as realize revenue and expense synergies that will generate accelerated growth and profitability.

     “In summary, we did what we set out to do in fiscal 2004. We achieved pro forma break-even; grew revenues each quarter; achieved positive cash flow; and continued to advance our industry-leading products.”

Fiscal Year 2004 Highlights

Customers

•	Stellent now has 2,177 total customers comprised of 1,192 corporate content management customers; 441 OEM customers; and 544 corporate customers for its desktop viewing and conversion technology.

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•	Stellent signed 257 new and more than 300 expanded customers/contract renewals during fiscal year 2004, including:

•	Financial services/insurance: Anthem East, Health Insurance Plan of New York, ING Mexico, Jackson National Life, Moody’s Investors Services, Inc., PMA Re, Prudential, Royal Bank of Scotland, Sony Life, UnumProvident

•	Consumer/hospitality: Bell Canada, Carlson Leisure Group, HBO, Los Angeles Times, New York Times, Regis Corp., Sony Pictures, Walgreens

•	Government: California Department of Motor Vehicles, City of Mesa, City of Phoenix, City of Tucson, County of San Mateo, Denver Water Authority, Department for International Development, Forschungszentrum Karlsruhe, French Senate, MIT Lincoln Labs, New York State Worker’s Compensation Board, Pueblo County, Colo., Scott County, Minn., Spanish Police, Toronto Public Library, U.S. Navy

•	Health care: BUPA, Cox Health, Danbury Health Systems, HELIOS Kliniken GmbH, Washoe Health

•	Manufacturing: Alvis Vickers, American Suzuki Motor Corp., Buhler, Cargill, ConAgra, MG Rover, Raytheon, Rexam, Sony Europe

•	Real estate/construction: First Industrial Realty Trust, Vornado Realty Trust

•	OEM: FAST Search and Transfer, Google, Hummingbird, IBM, Oracle, Siemens Business Systems, Sun

•	Other industries: Arch Coal, BP Oil, Georgetown University, Reliant Resources, University of Alberta, VeriSign, WK Kellogg Foundation

Corporate news

•	In January 2004, Stellent signed a definitive merger agreement to acquire all outstanding shares of Optika Inc. for $10 million in cash, approximately 4.1 million shares of Stellent common stock and the assumption by Stellent of Optika’s outstanding options. The merger will strengthen and expand Stellent’s document imaging, business process management and compliance capabilities.

•	In October 2003, Stellent hosted its first global users conference, Crescendo 2003. The successful event assembled a diverse group of more than 400 Stellent customers, partners, employees and industry leaders for a highly educational, interactive four-day conference.

•	Stellent acquired select assets of privately held Ancept, Inc., a leading provider of digital asset management solutions, in August 2003 to enhance the existing digital asset management component of Stellent’s Universal Content Management architecture.

•	Stellent announced in April 2003 that Phil Soran, co-founder and former CEO of XIOtech Corp. and current president and CEO of Compellent Technologies, was appointed to Stellent’s board of directors.

Awards/recognition

•	Stellent won the following awards during fiscal 2004:

Stellent Reports Financial Results for Fourth Quarter and Fiscal Year 2004	Page 4

•	Best of Show Award from AIIM E-DOC Magazine for Stellent Universal Content Management.

•	KMWorld magazine named Stellent Site Studio a “Trend Setting Product of 2003.”

•	International Stevie™ Award for Stellent Site Studio in the first-ever International Business AwardsSM.

•	Product of the Year award finalist from Transform magazine for Stellent Universal Content Management 7.0.

•	Basex Excellence Award (a “Basey”) from Basex for Stellent Universal Content Management 7.0.

•	2003 RealWare Award from Transform and Intelligent Enterprise magazines for Eminent Research Systems’ Stellent implementation.

•	Technology Enabler Award from Start magazine for the Stellent implementation at Agfa Corp.

•	2003 Editors’ Choice Gold Award from WebSphere Advisor Magazine for having the strongest content management product for IBM WebSphere.

•	Best Solutions Award from the Government Technology Conference for the Stellent implementation at Scott County, Minn.

•	Stellent customer Allina Hospitals & Clinics received an eHealthcare Leadership Award for its Allina Knowledge Network powered by Stellent.

•	Stellent also received the following recognition during fiscal 2004:

•	One of KMWorld’s “100 Companies That Matter in Knowledge Management.”

•	One of the top 100 companies in digital content in EContent magazine’s “EContent 100.”

•	One of the world’s largest software providers in Software Magazine’s annual “Software 500.”

•	One of “The Hottest Companies of 2003” by Start magazine.

Partnerships and alliances

•	Stellent continued to drive business and integrate with technology alliance partners including Adobe Systems, BEA Systems, IBM Corp., Kofax, Oracle Corp., Plumtree, Sun Microsystems, Sybase and Venetica.

•	Integration partners including Applied Microsystems, Computer Sciences Corp., Deloitte, EDS, Hitachi Consulting, IBM Corp., Locus Systems, Logica CMG, Novell, Protiviti and Software AG influenced Stellent transactions.

Products

•	In February 2004, Stellent received U.S. DoD 5015.2 certification for its Stellent Records Management solution. This certification verifies Stellent’s product complies with the DoD 5015.2 standard, which defines the basic requirements that must be met by records management application products acquired by the Department of Defense and its components based on operational, legislative and legal needs.

•	Stellent announced expanded email records management functionality in February 2004 as part of its ongoing commitment to providing comprehensive records management and compliance solutions.

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•	Stellent announced support for the Linux version of its application on the IBM eServer zSeries mainframe.

•	Stellent announced the availability of five new packaged consulting service offerings for its Stellent Universal Content Management solution. These well-defined, repeatable packaged offerings help ensure customer success, reduce risk and decrease implementation time by providing predefined objectives, key activities and deliverables.

•	Stellent announced an integration between the Stellent Universal Content Management system and the award-winning XML authoring platform, Corel® XMetaL®. The product integration expands Stellent’s existing strong XML functionality to meet increasing customer demand for the ability to create content using XML authoring tools and store it directly in a content management system.

•	In September 2003, Stellent released Stellent Universal Content Management 7.0, offering a single architecture supporting five content management application modules — Web content management, document management, collaboration, records management and digital asset management — with a single, common user interface and common API set.

•	Stellent launched the Stellent Sarbanes-Oxley Solution in August 2003 to enable companies to easily manage and approve documentation related to financial and non-financial disclosures as well as Section 404 compliance. The Stellent Sarbanes-Oxley Solution is based on Stellent’s Universal Content Management architecture, which has been utilized by customers worldwide since 1997 for a variety of compliance processes such as those related to HIPAA, ISO 9000 and FDA approval.

•	Stellent’s Content Components Division released the Outside In® Transformation Suite, bringing together established data transformation components into a new server architecture accessible as a Web service. The Outside In solution converts native files to XML, HTML, wireless or image formats, enabling access to information stored in more than 250 proprietary file formats from a broad range of devices, such as desktop computers, browsers and wireless devices.

•	In May 2003, Stellent released Stellent Site Studio, a new Web content management application which enables companies building multiple Web sites to easily maintain a desired degree of centralized control over architecture and presentation while distributing site development and management to business units.

•	Stellent launched a content and document management solution designed specifically for the commercial real estate industry. The Stellent Real Estate Solution provides paper-intensive real estate companies and corporations with internal property management needs with a hosted, Web-based application for more effectively sharing and accessing critical business documents such as leases, amendments and architectural drawings.

•	Stellent’s Content Components Division released Outside In Image Export. The new product converts content in multiple document formats to image files, eliminating costs related to writing and maintaining custom image conversion technologies.

Conference Call

     Stellent will host a fourth quarter and year-end earnings conference call for investors on Thursday, April 29, 2004 at 4:00 p.m. CDT. Callers in the United States can dial 1-877-314-0396, and international callers

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can dial 1-706-643-3716 (conference ID is “Stellent, Inc.”). Participants are encouraged to dial in at least five minutes before the start time. Time will be allotted for questions and answers. Investors unable to participate in the call may access a replay of the entire transcript through Thursday, May 6, 2004. This will be available for U.S. callers at 1-800-642-1687 (ID #6483904) and international callers at 1-706-645-9291 (ID #6483904).

About Stellent, Inc.

     Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions. The company helps organizations raise productivity, decrease costs and enhance company-wide collaboration and communication by enabling them to efficiently store, access, manage, share, distribute and track critical business information. Stellent has been recognized by a number of leading publications and organizations for its product innovation, market leadership and successful customer implementations. Honors include: “2004 Best of Show Award” from AIIM E-DOC Magazine; an International Business Award in the “2003 Best New Product or Service” category; 2003 RealWare Award for “Best Enterprise Content Management Application” from Transform; “Trend-Setting Product of 2003” from KMWorld; and 2003 Editors’ Choice Gold Award from WebSphere Advisor Magazine.

     Stellent has more than 2,000 customers, including Procter & Gamble, Merrill Lynch, Los Angeles County, British Red Cross, ING, Target Corp., Emerson Process Management, Genzyme Corp. and various BlueCross BlueShield organizations across 15 states. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

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Any forward-looking statements, including statements regarding the effect of the merger on the future operating results of Stellent and the expected closing of the merger, in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks that the transaction will not be consummated or that Optika’s businesses will not be integrated successfully with Stellent’s businesses, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

Stellent Reports Financial Results for Fourth Quarter and Fiscal Year 2004	Page 7

STELLENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Revenues:
Product licenses	$11,332	$9,996	$41,571	$40,364
Services	9,312	6,817	34,203	25,070

Total revenues	20,644	16,813	75,774	65,434

Cost of revenues:
Product licenses	1,544	1,460	4,936	6,480
Amortization of capitalized software from acquisitions	369	470	1,574	1,892
Services	4,752	3,266	17,157	12,146

Total cost of revenues	6,665	5,196	23,667	20,518

Gross profit	13,979	11,617	52,107	44,916

Operating expenses:
Sales and marketing	9,217	8,767	39,122	38,343
General and administrative	1,927	3,383	8,856	11,301
Research and development	3,420	3,203	13,263	15,766
Acquisition and related costs	—	125	—	1,127
Amortization of acquired intangible assets and other	118	1,651	2,006	6,635
Restructuring charges	(69)	351	743	4,368

Total operating expenses	14,613	17,480	63,990	77,540

Loss from operations	(634)	(5,863)	(11,883)	(32,624)
Other:
Interest income, net	204	336	982	1,957
Investment gain on sale (impairment)	—	(1,083)	388	(1,733)

Net loss	$(430)	$(6,610)	$(10,513)	$(32,400)

Net loss per common share – basic and diluted	$(0.02)	$(0.30)	$(0.48)	$(1.45)
Weighted average common shares outstanding – basic and diluted	22,265	22,281	22,028	22,345

Stellent Reports Financial Results for Fourth Quarter and Fiscal Year 2004	Page 8

STELLENT, INC.
PRO FORMA SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
Supplemental information:	2004	2003	2004	2003
Net loss	$(430)	$(6,610)	$(10,513)	$(32,400)
Add back charges:
Amortization of acquired intangible assets and other	118	1,651	2,006	6,635
Amortization of capitalized software from acquisitions	369	470	1,574	1,892
Acquisition and related costs	—	125	—	1,127
Restructuring charges	(69)	351	743	4,368
Investment (gain on sale) impairment	—	1,083	(388)	1,733

Total add back charges	418	3,680	3,935	15,755

Pro forma net loss before pro forma income taxes	(12)	(2,930)	(6,578)	(16,645)
Pro forma income taxes	—	—	—	—

Pro forma net loss	$(12)	$(2,930)	$(6,578)	$(16,645)

Pro forma basic and diluted net loss per share	$(0.00)	$(0.13)	$(0.30)	$(0.74)
Weighted average common shares outstanding – basic and diluted	22,265	22,281	22,028	22,345

This supplemental financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Pro forma net loss per share is computed using the weighted average number of shares of Common Stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive. The effect of using options and warrants would be anti-dilutive for each period, and therefore, was not included in the calculation.

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STELLENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	March 31,
	2004	2003
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$66,531	$65,936
Accounts receivable, net	19,165	15,602
Prepaid royalties	1,851	2,335
Prepaid expenses and other current assets	4,905	3,423

Total current assets	92,452	87,296
Long-term marketable securities	6,981	15,233
Property and equipment, net	4,471	4,830
Prepaid royalties, net of current	1,482	1,934
Goodwill, net	14,780	12,703
Other acquired intangible assets, net	2,230	4,837
Investments and notes in other companies	1,136	1,136
Other	1,156	1,740

Total assets	$124,688	$129,709

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,748	$2,287
Deferred revenues	10,097	9,187
Commissions payable	1,301	1,353
Accrued expenses and other	5,786	4,646

Total current liabilities	19,932	17,473
Deferred revenues, net of current	51	—

Total liabilities	19,983	17,473
Shareholders’ equity
Common stock	224	219
Additional paid-in capital	189,896	186,919
Accumulated deficit	(85,415)	(74,902)

Total shareholders’ equity	104,705	112,236

Total liabilities and shareholders’ equity	$124,688	$129,709

Note: The balance sheet at March 31, 2003 has been derived from audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.